                                  Exhibit 11
                                File No. 1-8606
                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)


                                            Years Ended December 31,
                                 ---------------------------------------------
                                    1993             1992            1991
                                 ------------    ------------     ------------
Income before extraordinary
 item and cumulative effect
 of changes in accounting
 principles...................   $    1,481.6    $    1,382.2     $    1,229.9
Tax benefit of dividends paid
 on shares held by employee
 stock ownership plans........             --            14.8             14.4
                                 ------------    ------------     ------------
Income before extraordinary
 item and cumulative effect
 of changes in accounting
 principles applicable to
 common shareowners...........        1,481.6         1,397.0          1,244.3
Extraordinary item............          (58.4)          (41.6)              --
Cumulative effect of changes
 in accounting principles.....          (19.8)             --         (1,554.3)
                                 ------------    ------------     ------------
Net income (loss) applicable
 to common shareowners........   $    1,403.4    $    1,355.4     $     (310.0)
                                 ============    ============     ============

Earnings (Loss) Per Common
 Share
Weighted average shares
 outstanding..................    435,136,371     432,167,257      428,248,344
Incremental shares from
 assumed exercise of stock
 options and payment of
 performance share awards.....      1,170,838         876,819          841,531
                                 ------------    ------------     ------------
Total shares..................    436,307,209     433,044,076      429,089,875
                                 ============    ============     ============

Income before extraordinary
 item and cumulative effect
 of changes in accounting
 principles...................   $       3.39    $       3.23     $       2.91
Extraordinary item............           (.13)           (.10)              --

Cumulative effect of changes
 in accounting principles.....           (.04)             --            (3.63)
                                 ------------    ------------     ------------
Net income (loss).............   $       3.22    $       3.13     $       (.72)
                                 ============    ============     ============

Fully Diluted Earnings (Loss)
 Per Common Share*
Weighted average shares
 outstanding..................    435,136,371     432,167,257      428,248,344
Incremental shares from
 assumed exercise of stock
 options and payment of
 performance share awards.....      1,298,288       1,027,069        1,082,533
                                 ------------    ------------     ------------
Total shares..................    436,434,659     433,194,326      429,330,877
                                 ============    ============     ============
Income before extraordinary
 item and cumulative effect
 of changes in accounting
 principles...................   $       3.39    $       3.23     $       2.91
Extraordinary item............           (.13)           (.10)              --
Cumulative effect of changes
 in accounting principles.....           (.04)             --            (3.63)
                                 ------------    ------------     ------------
Net income (loss).............   $       3.22    $       3.13     $       (.72)
                                 ============    ============     ============

*Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.